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                                                                Exhibit 23.2

                          CONSENT OF PRICE WATERHOUSE LLP

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of NationsBank Corporation of our report dated January 13, 1995, which appears on page
57 of the 1994 Annual Report to Shareholders of NationsBank Corporation, which is incorporated by reference in NationsBank Corporation's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "EXPERTS" in such Prospectus.



(Signature of Price Waterhouse LLP)
PRICE WATERHOUSE LLP
Charlotte, North Carolina
September 29, 1995